Exhibit 32.1

HALIFAX CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is intended to accompany the Annual Report of Halifax Corporation (the “Company”) on Form 10-K for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned, in my capacity as set forth below, hereby certifies, with respect to the Report, that:

1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of chapter 63 of Title 18 of the United States code) and is not being filed as part of the Report or as a separate disclosure document.

/s/Charles L. McNew Charles L. McNew	Date: June 14, 2004
Chief Executive Officer